EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Met-Pro Corporation Year 2000 Employee Stock Purchase Plan of our report dated February 25, 2000 with respect to the consolidated financial statements of Met-Pro Corporation included in its Annual Report on Form 10-K for the year ended January 31, 2000 filed with the Securities and Exchange Commission.

                                                     /s/Margolis & Company P.C.
                                                     ---------------------------
                                                     Margolis & Company P.C.

Bala Cynwyd, PA

June 13, 2000